FLEET FINANCIAL GROUP, INC.
                        EXECUTIVE SUPPLEMENTAL PLAN

                             (1996 RESTATEMENT)






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ARTICLE 1.  INTRODUCTION



   1.1  Amendment of Plan.  Fleet Financial Group, Inc. (the "Company")
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hereby amends, restates and continues the Fleet Financial Group, Inc.

Executive Supplemental Plan (the "Plan") effective as of January 1, 1996.

The original effective date of the Plan is January 1, 1989.



   1.2  Purpose of the Plan. The purpose of the Plan is to provide key
        ------- -- --- ----
employees of the Company and its subsidiaries and affiliates (the

"Employer"), with the opportunity to defer receipt of certain amounts of base salary, as well as to receive matching credits,  to make up for benefits they would have received under the Fleet Financial Group, Inc.

Savings Plan (the "Fleet Savings Plan") but for limitations imposed on contributions under the Fleet Savings Plan by Sections 402(g) and

401(a)(17) of the Internal Revenue Code of 1986 (and the provisions of the

Fleet Savings Plan applying those limitations) (hereinafter referred to as the "Code Limitations").



   1.3  Status.  The Plan is intended to be "a plan which is unfunded and
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is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of sections 201(2), 301(a)(3) and

401(a)(1) of the Employee Retirement Income Security Act of 1974, as

amended, ("ERISA"), and shall be administered in a manner consistent with that intent.


   1.4  Terms.  Unless defined herein, any word, phrase or term used in
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this Plan shall have the meaning given to it under the Fleet Savings Plan.



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ARTICLE 2.  ADMINISTRATION


   The Plan will be administered by the Human Resources and Planning

Committee, or any successor committee, of the Board of Directors of the

Company (the "Committee").  The Committee will have full discretionary authority to interpret the provisions of the Plan and decide all questions and settle all disputes which may arise in connection with the Plan, and may establish its own operative and administrative rules and procedures in connection therewith, provided such procedures are consistent with the requirements of Section 503 of ERISA and the regulations thereunder.  All interpretations, decisions and determinations made by the Committee will be binding on all persons concerned.  No member of the Committee who is a

Participant in the Plan may vote or otherwise participate in any decision or act with respect to a matter relating solely to himself or herself (or to his or her beneficiaries).  The Committee in its sole discretion may delegate certain of its duties and responsibilities to the Corporate

Benefits Director of the Company.  For purposes of the Plan, any action taken by the Corporate Benefits Director pursuant to such delegation will be considered to have been taken by the Committee.  The Company agrees to indemnify and to defend to the fullest extent permitted by law any member of the Committee and the Corporate Benefits Director (including any person who formerly served as a member of the Committee or as Corporate Benefits

Director) against all liabilities, damages, costs and expenses (including attorneys' fees and amounts paid in settlement of any claims approved by the Company) occasioned by any act or omission to act in connection with the Plan, if such act or omission is in good faith.



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ARTICLE 3.  PARTICIPANTS


   Each employee of the Employer who is a Participant in the Fleet Savings

Plan is eligible to participate in the Plan provided he or she:

   (a)  has elected to defer receipt, on a pre-tax basis, of the maximum percent (currently six percent) of his or her regular base salary for the year eligible for a matching contribution under the Fleet

        Savings Plan, and

   (b)  is prevented from deferring, in accordance with rules prescribed by the Committee, receipt of the full amount described in paragraph

        (a) above for the year because of the Code Limitations.

When an employee is eligible to participate in the Plan, he or she will be notified by the Committee and given the opportunity to elect to defer base salary under the Plan at such time or times as the rules and procedures of the Committee provide.  An employee who makes such an election is hereinafter referred to as a "Participant".


ARTICLE 4.  ESTABLISHMENT OF ACCOUNT

   The Committee will establish separate accounts (the "Accounts") for each

Participant reflecting the amounts due the Participant under the Plan and will cause the Company to establish on its books an account  or accounts reflecting the Company's obligation to pay Participants amounts due under the Plan.



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ARTICLE 5.  DEFERRAL ELECTIONS


   For each calendar year, a Participant may irrevocably elect to defer receipt of up to six percent of his or her regular base salary payments,

commencing with the first base salary payment due after the Participant has deferred receipt of the maximum amount of base salary which he or she is permitted to defer on a pre-tax basis under the Fleet Savings Plan because of the Code Limitations.  Such deferral election must be made prior to the time such base salary is earned. Such deferred amounts will be credited to the Participant's Account at the time they would have been paid to the

Participant as regular base salary but for the deferral election.


ARTICLE 6.  MATCHING CREDITS

   For each calendar year, the Company will credit to each Participant's

Account a matching amount equal to a "matching percentage" of the

Participant's deferral amount for the year under Article 5.  Such matching percentage will equal the matching contribution percentage in effect for such Participant for such year under the Fleet Savings Plan.  Matching amounts will be credited to the Participant's Account at the same time as deferral amounts are credited under Article 5.


ARTICLE 7.  INVESTMENT ADJUSTMENTS

   Investment adjustments will be made to the Participant's Account to reflect the rate of return on the "measuring investments" selected by the

Participant in accordance with procedures prescribed by the Committee.  The

"measuring investments" available for selection



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by the Participant shall be the Fixed Rate Fund, the Equity Growth Fund,

the High Quality Bond Fund and the Asset Allocation Fund, as defined under the Fleet Savings Plan.


ARTICLE 8. ADJUSTMENTS TO PARTICIPANT'S ACCOUNT

   From time to time the Committee will adjust each Participant's Account to credit his or her (i) deferral amounts under Article 5, (ii) matching credits under Article 6, and (iii) the measuring investments under Article

7.  A Participant's Account will continue to be adjusted under this Article

8 until the entire Account has been paid to the Participant or his or her beneficiary.  A Participant's Account will also be adjusted to reflect benefit payments and withdrawals under Article 9.


ARTICLE 9.  PARTICIPANT BENEFITS

   A Participant who terminates employment with the Employer prior to attaining age 55 and completing five years of continuous service with the

Employer and prior to attaining age 65 will be entitled to receive the balance credited to his or her Account on a specified date following termination of employment (but not later than his or her 65th birthday) in a single payment.

   A Participant who terminates employment with the Employer after attaining age 55 and completing five years of continuous service with the

Employer (or who, under a severance or other special arrangement, is treated as having attained age 55 and completed five years of continuous service) or after attaining age 65 will be entitled to elect to receive the balance credited to his or her Account on a specified date following termination of employment (but



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not later than his or her 65th birthday) either in a single payment or in a series of up to fifteen annual installment payments .

   An election under the Plan to defer receipt beyond termination of employment or to receive installment payments, must be irrevocable, must be made prior to termination of employment and requires the prior written consent of the Committee.

   A Participant who incurs a severe financial hardship due to circumstances beyond his or her control may request to withdraw all or a portion of his or her Account to the extent necessary to satisfy his or her financial emergency.  The Committee in its sole discretion will determine whether a severe financial hardship exists and what amount, if any, may be withdrawn.


ARTICLE 10.  BENEFICIARY BENEFITS

   A Participant may designate a beneficiary or beneficiaries, or change any prior designation, on a form approved by the Committee, to receive the remaining balance in his or her Account upon his or her death.  Payments to a beneficiary under this Article will be made, at the election of the

Participant,  in a single sum, or in a series of up to fifteen annual installment payments, commencing as soon as reasonably practicable following the Participant's death.  If no beneficiary is designated (or if a designated beneficiary does not survive the Participant), the remaining balance will be paid to the Participant's estate in a lump sum.



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ARTICLE 11.  NATURE OF CLAIM FOR PAYMENTS


   Except as herein provided, the Company shall not be required to set aside or segregate any assets of any kind to meet its obligations hereunder.  A Participant shall have no right on account of the Plan in or to any specific assets of the Company.  Any right to any payment the

Participant may have on account of the Plan shall be that of a general,

unsecured creditor of the Company.

   The Company may but is not required to establish a trust of which the

Company is treated as the owner under Subpart E of Subchapter J, Chapter 1 of the Internal Revenue Code of 1986, as amended, (a "grantor trust") and may deposit funds with the trustee of the grantor trust (the "Trustee")

sufficient to satisfy the benefits provided under the Plan.  If the Company establishes such a grantor trust and, if at the time of a "change of control" as defined in the trust, the trust has not been fully funded, the

Company shall, within the time and manner specified under such trust,

deposit in such trust amounts sufficient to satisfy all obligations under the Plan as of the date of deposit.

   In all events, the Company shall remain ultimately liable for the benefits payable under the Plan, and to the extent the assets at the disposal of the Trustee are insufficient to enable the Trustee to satisfy all benefits, the Company shall pay all such benefits necessary to meet its obligations under the Plan.

   The obligations of the Company hereunder shall be binding upon its successors and assigns, whether by merger, consolidation or acquisition of all or substantially all of its business or assets.



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ARTICLE 12.  NO ASSIGNMENT OR ALIENATION



   The interest hereunder of any Participant or beneficiary will not be alienable by the Participant or beneficiary by assignment or any other method and will not be subject to be taken by his or her creditors by any process whatsoever, and any attempt to cause such interest to be so subjected will not be recognized.


ARTICLE 13.  NO CONTRACT OF EMPLOYMENT

   The Plan will not be deemed to constitute a contract of employment between the Company or the Employer and any Participant, or to be

consideration for the employment of any Participant.


ARTICLE 14.  AMENDMENT OR TERMINATION OF THE PLAN

   The Plan may be altered, amended, revoked or terminated in writing by the Committee or the Company in any manner and at any time; provided,

however, following a "change of control" as defined in the trust referred to under Article 11, no such alteration, amendment, revocation or termination shall reduce the amount of a Participant's Account or his or her rights to such Account as determined under the provisions of the Plan in effect immediately prior to such change of control, or otherwise adversely affect the Participant's benefits under the Plan, without the written consent of the Participant; and further provided, however,

following a "change of control" as defined in the trust referred to under

Article 11, the provisions of this Article 14 may not be amended.



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ARTICLE 15.  GOVERNING LAW

   This Plan will be governed and construed in accordance with the laws of the State of Rhode Island, to the extent such laws are not preempted by federal law.


   IN WITNESS WHEREOF, Fleet Financial Group, Inc., by its duly authorized officer, has caused this restated Plan to be executed this ____ day of

________________, 1996.


                                      FLEET FINANCIAL GROUP, INC.



                                      By:  /s/
                                           -------------------------





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